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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 9, 1998


                           Alliance Gaming Corporation
               (Exact Name of Registrant as Specified in Charter)

         Nevada                       0-4281                     88-0104066
(State or Other Juris-           (Commission File               (IRS Employer
diction of Incorporation)             Number)                Identification No.)

6601 South Bermuda Road, Las Vegas, Nevada                          89119
 (Address of principal executive offices)                              Zip Code)

        Registrant's telephone number, including area code (702) 896-7700

          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5. OTHER EVENTS.

         On February 11, 1998, the Board of Directors of Alliance Gaming Corporation (the "Company") declared a dividend of one special share purchase right (a "Right") for each outstanding share of common stock, par value $.10 per share (the "Common Shares"), of the Company. The dividend is payable on March 12, 1998 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series F Special Stock, par value $.10 per share (the "Series F Special Shares"), of the Company at a price of $25.00 per one one-hundredth of a Series F Special Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of March 9, 1998 (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 10% (which percentage may be reduced pursuant to the Rights Agreement) or more of the outstanding Common Shares or 15% or more of the Common Shares of the Company then outstanding if the Acquiring Person is an institutional investor permitted under Nevada gaming regulatory restrictions to acquire up to 15% of the Common Shares without regulatory approval (such 10% or 15% amount being referred to as the "Threshold Amount") of the Company (an "Acquiring Person") or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of the Threshold Amount (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

         The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new


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issuance of Common Shares will contain a notation incorporating the Rights
Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on March 12, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

         The Purchase Price payable, and the number of Series F Special Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series F Special Shares, (ii) upon the grant to holders of the Series F Special Shares of certain rights or warrants to subscribe for or purchase Series F Special Shares at a price, or securities convertible into Series F Special Shares with a conversion price, less than the then-current market price of the Series F Special Shares or (iii) upon the distribution to holders of the Series F Special Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Series F Special Shares) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of one one-hundredths of a Series F Special Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

         Series F Special Shares purchasable upon exercise of the Rights will not be redeemable. Each Series F Special Share will be entitled to an aggregate dividend of 100 times the


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dividend declared per Common Share. In the event of liquidation, the holders of the Series F Special Shares will be entitled to an aggregate payment of 100 times the payment made per Common Share. Except as otherwise provided by law, holders of Series F Special Stock shall have no voting rights and their consent shall not be required for taking any corporate action. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Series F Special Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

         Because of the nature of the Series F Special Shares' dividend and liquidation rights, the value of the one one-hundredth interest in a Series F Special Share purchasable upon exercise of each Right should approximate the value of one Common Share.

         In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, the Rights Agreement provides that proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive (subject to adjustment) upon exercise that number of Common Shares having a market value of two times the exercise price of the Right. At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group, which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Series F Special Share (or of a share of a class or series of the Company's special stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

         The Rights Agreement provides that none of the Company's directors or officers shall be deemed to beneficially own any Common Shares owned by any other director or officer by virtue of such persons acting in their capacities as such, including in connection with the formulation and publication of the Board of Directors recommendation of its position, and actions taken in furtherance thereof, with respect to an acquisition proposal relating to the Company or a tender or exchange offer for the Common Shares.

         In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its


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consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Series F Special Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Series F Special Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series F Special Shares on the last trading day prior to the date of exercise.

         At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of the Threshold Amount, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to (a) lower certain thresholds described above to not less than the greater of
(i) and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, (b) fix a Final Expiration Date later than March 12, 2008, (c) reduce the Redemption Price or (d) increase the Purchase Price, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its affiliates and associates).


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         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated March 10, 1998. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

         As of January 30, 1998, there were 32,013,284 shares of Common Stock issued and outstanding. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have Rights attached. The Company's Board of Directors has reserved for issuance upon exercise of the Rights 350,000 Series F Special Shares.

         A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)Exhibit No.    Description

         (1)      Rights Agreement

         (2) Form of Certificate of Designations, included in Exhibit A to the Rights Agreement

         (3) Form of Rights Certificate, included in Exhibit B to the Rights Agreement

         (4) Summary of Rights to Purchase Series F Special Stock, included in Exhibit C to the Rights Agreement


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ALLIANCE GAMING CORPORATION

Date:  March 10, 1998                        By: /s/ Scott Schweinfurth
                                                 --------------------------
                                                 Name:  Scott Schweinfurth
                                                 Title: Senior Vice President,
                                                        Chief Financial Officer
                                                        & Treasurer


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                                  EXHIBIT INDEX

Exhibit

1. Rights Agreement ("Rights Agreement") dated as of March 9, 1998 between the Company and American Stock Transfer & Trust Company, as Rights Agent. (Incorporated by reference to Exhibit 1 of Form 8-A filed with the Securities and Exchange Commission on March 10, 1998.)

2. Form of Certificate of Designations with respect to Series F Special Stock (attached as Exhibit A to the Rights Agreement). (Incorporated by reference to Exhibit 2 of Form 8-A filed with the Securities and Exchange Commission on March 10, 1998.)

3. Form of Right Certificate (attached as Exhibit B to the Rights Agreement). Pursuant to the Rights Agreement, printed Right Certificates will not be mailed until the Distribution Date (as defined in the Rights Agreement). (Incorporated by reference to Exhibit 3 of Form 8-A filed with the Securities and Exchange Commission on March 10, 1998.)

4. Summary of Rights to Purchase Series F Special Shares (attached as Exhibit C to the Rights Agreement). (Incorporated by reference to
         Exhibit 4 of Form 8-A filed with the Securities and Exchange Commission on March 10, 1998.)


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